UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            October 27, 2004

K&F INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-29035	34-1614845
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

600 THIRD AVENUE, NEW YORK, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(212) 297-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 27, 2004, K&F Industries, Inc. (the “Company”) announced that K&F Acquisition, Inc., a wholly owned subsidiary of AAKF Acquisition, Inc. (itself an affiliate of Aurora Capital Group, L.P.), intends to privately offer $365.0 million in aggregate principal amount of senior subordinated notes due 2014 (the “Notes”) in connection with the proposed acquisition by AAKF Acquisition, Inc. of the Company.  The Notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in reliance on Regulation S under the Securities Act.  Filed herewith as Exhibit 99.1 is the press release issued by K&F Industries, Inc. in accordance with Rule 135c under the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits:

99.1         Press Release, dated October 27, 2004, of K&F Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

K&F INDUSTRIES, INC.

By	/s/ Kenneth M. Schwartz
Kenneth M. Schwartz
President and Chief Operating Officer

Date:  October 28, 2004

EXHIBIT INDEX

Exhibit:

99.1         Press Release, dated October 27, 2004